Exhibit (a)(iv) under Form N-1A
                                              Exhibit a under Item 601/Reg. S-K

                                         WESMARK FUNDS

                                        Amendment No. 4
                                             to the
                                      DECLARATION OF TRUST
                                    Dated February 29, 1996

      THIS Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:



     "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

                                     WesMark Balanced Fund
                                  WesMark Government Bond Fund
                                      WesMark Growth Fund
                               WesMark Small Company Growth Fund
                           WesMark West Virginia Municipal Bond Fund"

     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 14th day of March, 2006.


/s/ Larence E. Bandi                /s/ Mark E. Kaplan
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Lawrence E. Bandi                   Mark E. Kaplan


/s/ Robert P. Kanters               /s/ Robert E. Kirkbride
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Robert P. Kanters                   Robert E. Kirkbride